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                                                                    Exhibit 10.4

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF THE STATE OF MINNESOTA, OR ANY OTHER STATE. THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR APPROPRIATE EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS DEBENTURE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND THE SECURITIES LAWS OF THE STATE OF MINNESOTA OR ANY OTHER APPLICABLE STATE SECURITIES LAWS; OR (ii) SUCH REGISTRATION. THIS LEGEND REPRESENTS A RESTRICTION ON TRANSFERABILITY OF THIS DEBENTURE.

                         LASERMASTER TECHNOLOGIES, INC.
                       CONVERTIBLE SUBORDINATED DEBENTURE


$2,527,829.79                                           September 12, 1996
 ------------                                           Eden Prairie, Minnesota


LaserMaster Technologies, Inc., a Minnesota corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to Marubeni International Electronics Corporation, at the address designated below, or to its successors and assigns (hereinafter referred to as "Holder"), the principal sum of Two Million Five Hundred Twenty Seven Thousand Eight Hundred Twenty Nine Dollars and Seventy Nine Cents ($2,527,829.79) in lawful money of the United States of America, plus simple interest on the unpaid principal balance of this Debenture at an annual rate of eight percent (8%). Interest only shall accrue on the principal balance until paid in full. The principal amount of this Debenture, and any accrued and unpaid interest, shall be payable in lump sum on the second anniversary of the date of this Debenture.

The Company covenants and agrees that so long as any portion of this Debenture remains outstanding and unpaid either as to the principal hereof or the interest hereon, it will comply with the following provisions, to which this Debenture is subject and by which it will be governed:

     1. Prepayment. The Company may prepay all or any part of the principal amount of this Debenture at any time or from time to time without payment of any penalty or premium. Any prepayment made by the Company shall be applied first to the payment of accrued interest and then to the unpaid principal installments in the inverse order of maturity.

     2. Acceleration of Maturity. Upon the occurrence of any of the following events, to-wit:


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          (a) Nonpayment within thirty (30) days of the date due of the principal and interest on this Debenture; or

          (b) Any receivership, insolvency proceeding, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, dissolution, liquidation or any other marshalling of assets and liabilities of the Company; or,

          (c) If the Registration Statement (defined in Section 7 hereof) ceases to be effective for any period of time beyond a Suspension Period (defined in Section 7 hereof) through the negligence, recklessness or bad faith of the Company.

Holder may declare the entire principal and accrued interest on this Debenture due and payable immediately, and upon such declaration this Debenture shall become immediately due and payable without further notice, demand or presentment.

     The Company agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, in the event that payment shall not be made under the terms and conditions of this Debenture.

     3. Subordination. The indebtedness evidenced by this Debenture is and shall remain subordinate in right of payment to all Senior Debt to the extent and in the manner hereinafter set forth. "Senior Debt" shall mean the principal and interest on indebtedness of the Company to financial institutions for borrowed money (other than the indebtedness evidenced by this Debenture), including indebtedness outstanding under that certain Credit Agreement dated January 17, 1996 with General Electric Capital Corporation, indebtedness to TimeMasters, Inc. under that certain convertible Promissory Note dated as of January 17, 1996, and for purchase money loans secured by real estate or personal property used in connection with the business of the Company, whether created, incurred or assumed before or after the date hereof, except such as by its terms is expressly not superior in right of payment to this Debenture, and renewals, extensions and refundings of any such indebtedness.

Notwithstanding the foregoing, payment of principal and interest on this Debenture shall not be subordinated to the prior payment of such Senior Debt as to all amounts which actually are paid by the Company under this Debenture if the Company is not in default under any or all of said Senior Debt at the time or times such payment or payments are made.

     4. Conversion. This Debenture shall be converted into fully paid and nonassessable shares of common stock, $.01 par value, of the Company (the "Common Stock"), upon the terms set forth in this Section 4.

          (a) Definitions.  For purposes of this Section 4:

(i) "Market Price" shall mean the last sale price of the Common Stock as reported by the Nasdaq National Market on the immediately preceding trading day (or if not so quoted, the average of the last bid and asked price quoted by the three principal market makers in such Common

                                      -2-
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Stock);

(ii) "Base Price" shall mean $6.00 per share, provided that, if the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Base Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share;

(iii) "Suspension Period" shall have the meaning assigned to it in Section 8(a) of this Debenture.

(iv) "Threshold Amount" shall mean (A) 75,000 shares of Common Stock with respect to the quarter ending March 31, 1997, (B) 100,000 shares of Common Stock with respect to the quarter ending June 30, 1997, (C) 125,000 shares of Common Stock with respect to the quarter ending September 30, 1997, and (D) 150,000 shares of Common Stock with respect to the quarter ending December 31, 1997, and any calendar quarter thereafter during which this Debenture remains outstanding.

(b)  Automatic Conversion.   That portion of the principal amount of this
Debenture as would purchase 30,000 shares of the Common Stock at the Market Price shall be automatically converted into shares of Common Stock, without any further action by the Company or by the Holder of this Debenture, and the principal balance of this Debenture shall be reduced by the same amount, at the close of business on Wednesday of each calendar week during which this Debenture remains outstanding and unpaid (the "Automatic Conversion Date"), if (i) the Market Price on the Automatic Conversion Date is equal to or greater than the Base Price in effect on such Automatic Conversion Date, (ii) the registration statement filed by the Company pursuant to paragraph 7 has been declared effective and (iii) the Company has not notified the Holder of a Suspension Period.

(c) Mandatory Conversion. Notwithstanding Section 4(b), if there remains outstanding any principal amount of this Debenture and if less than the Threshold Amount of shares of the Common Stock have been issued upon conversion of this Debenture in any calendar quarter commencing with respect to the quarter ending March 31, 1997, this Debenture shall automatically be converted with respect to the principal amount of this Debenture as would purchase one-half of the Threshold Amount of shares of the Common Stock at the Market Price at the close of business on the first and second Wednesday (for a total of the Threshold Amount of shares) ending at least 72 hours after the Company's earnings release (a "Mandatory Conversion Date") with respect to such quarter, without any further action by the Company or by the Holder of this Debenture, and the principal balance of this Debenture shall be reduced, provided that (i) the registration statement filed by the Company pursuant to paragraph 7 has been declared effective and (ii) the Company has not notified the Holder of a Suspension Period.

(d) Record of, and Procedures for, Automatic or Mandatory Conversion. The trading records of the Common Stock, as reported by the Nasdaq Stock Market, or as reported by the three principal market makers of such Common Stock if the Common Stock is not then traded, shall be conclusive evidence of such conversion and of the extinguishment of the obligation of the

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Company to pay the principal balance so converted. The Company shall, by the close of business on each Automatic Conversion Date or Mandatory Conversion Date, advise and provide issuance instructions to its transfer agent of such automatic conversion with an objective of issuing certificates in the Holder's name within three days. The Company shall simultaneously notify Holder, or such agent of Holder as it may designate, or both, of such conversion by facsimile to the number below. Failure by the Company to provide such issuance instructions to the Transfer Agent or notice to the Holder shall not effect the validity of such conversion as of the close of business on the Automatic Conversion Date or Mandatory Conversion Date.

(e) Optional Conversion. This Debenture may be converted, in whole or in part, at the Option of the Holder, at any time that the Base Price exceeds the Market Price. The conversion price for purposes of this paragraph shall be equal to the Base Price. To convert this Debenture into shares of the Common Stock pursuant to this Section 4(e), Holder shall give written notice to the Company that it elects to convert all, or any part of this Debenture, which notice shall specify the portion hereof to be converted. As promptly as possible thereafter, the Company shall issue and deliver to Holder certificates representing the number of shares of Common Stock into which this Debenture has been converted. Thereupon, this Debenture, or the portion hereof converted, shall be deemed to have been satisfied and discharged, and the shares of Common Stock into which this Debenture shall be so converted shall be fully paid and nonassessable shares.

(f) Fractional Shares. The Company shall not be required to issue any fraction of a share of Common Stock representing a fraction of such shares of Common Stock upon any conversion of this Debenture. The Company may make a cash adjustment in lieu of any such fraction of a share which otherwise would be issuable upon such conversion.

(g) Reorganizations. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Debenture and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to Holder if Holder had exercised this Debenture and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder of this Debenture at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

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5.   Transfer and Investment Representation.  Holder understands that this
Debenture has not been registered under the federal Securities Act of 1933 or any state securities laws and that this Debenture may not be subsequently transferred or resold without (i) such registration, or (ii) the existence of an exemption from the applicable registration requirements. In furtherance of this representation, Holder agrees that this Debenture shall be legended to prohibit transfer, sale or other disposition except in compliance with such investment representation.

6.   Transfer of Debenture and Common Stock.
     ---------------------------------------

(a)  Unless such transfer is made pursuant to registration in accordance with
Section 7, Holder agrees to give written notice to the Company before transferring this Debenture or transferring any shares of the Common Stock issuable or issued upon the exercise of this Debenture of Holder's intention to do so, describing briefly the manner of any proposed transfer of this Debenture or Holder's intention as to the shares of Common Stock issuable upon the exercise hereof or the intended disposition to be made of shares of Common Stock upon such exercise. Promptly upon receiving such written notice, the Company shall present copies thereof to legal counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this Debenture or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Debenture or the shares of Common Stock issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify Holder of such opinion, whereupon Holder shall be entitled to transfer this Debenture, or to exercise this Debenture in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Debenture, all in accordance with the terms of the notice delivered by Holder to the Company, provided that an appropriate legend in substantially the form set forth at the end of this Debenture respecting the foregoing restrictions on transfer and disposition is endorsed on this Debenture or the certificates for such shares.

(b) Holder further agrees that, notwithstanding any registration of the resale of the Common Stock issuable upon conversion of this Debenture in accordance with Section 7, and unless the Company is in default under this Debenture, without the written consent of the Company (as certified by its Chief Executive Officer) Holder will not sell, transfer or assign in any calendar week prior to the original scheduled maturity of this Debenture more than 30,000 shares of the Common Stock issued upon Automatic or Optional conversion of this Debenture. Holder and the Company further agree that in addition to the shares of Common Stock permitted to be sold upon Automatic Conversion and Optional Conversion, Holder may sell, in any calendar week, up to 50% of the Common Stock which has been issued through Mandatory Conversion in that calendar quarter pursuant to
Section 4(c) of this Debenture. Holder also agrees to execute its trades in a reasonable and orderly fashion. Holder further agrees that the Company may place stop transfer orders and a legend on the certificates representing the shares issued upon conversion of the Debentures referencing such restrictions.

7. Registration of Common Stock. (a) The Company shall prepare and file with the Securities and Exchange Commission (the "Commission") as soon as practicable after execution of this Debenture, a registration statement ("Registration Statement"), on such form as is available to the Company, relating to the resale of the Common Stock issuable upon conversion

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

of the Debenture in accordance with the methods of distribution set forth in such Registration Statement (which shall not include any distribution in violation of section 6(b) of this Debenture) and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. The Company agrees to use its best efforts to keep such Registration Statement continuously effective for a period of two years after the date hereof, or such shorter period as is necessary to allow all of the shares of Common Stock issued upon conversion of the Debentures to be sold; provided, however, that the Company need not maintain such Registration Statement, nor update or amend the same in accordance with subparagraph (b), (i) during any period deemed necessary by the Company or any underwriter in connection with any offering of shares by the Company, or (ii) during any period deemed necessary by the Company, not to exceed thirty (30) days, which thirty (30) day period may be extended with consent of Holder, which consent shall not be unreasonably withheld, to consider and act upon an material plan of acquisition or disposition, any tender offer or any merger, consolidation, corporate reorganization or restructuring or other transaction material to the Company and its subsidiaries taken as a whole (a "Suspension Period").

(b) The Company will:

(i) except during a Suspension Period, prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed two (2) years, which two (2) year period shall automatically be extended for a period of time equal to any Suspension Periods declared by the Company during the term of this Debenture.

(ii) furnish to the Holder such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents relating solely to the sale of the securities as the Holder may reasonably request;

(iii) use its best efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the Holder may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; and

(iv) except during a Suspension Period, prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) The Company shall bear the following fees, costs and expenses in connection with such

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registration: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, the premiums and other costs of the Company's policies of insurance against liability arising out of the sale, and all of the Company's legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Holder, underwriting discounts and commissions and transfer taxes for Holder and any other expenses incurred by Holder not expressly included above shall be borne by Holder.

(d) (i) The Company will indemnify and hold harmless Holder and any underwriter (as defined in the Securities Act) for Holder from and against any and all loss, damage, liability, cost and expense to which Holder or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Holder or such underwriter. Holder will indemnify and hold harmless the Company and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by Holder. Holder's liability under this Debenture shall not exceed the total amount received by it hereunder.

(ii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) of this section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to the indemnifying party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would

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prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(i) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (x) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, or (y) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

8. Covenants of the Company. So long as any amount is owing to Holder pursuant to this Debenture, the Company covenants and agrees with Holder as follows:

(a) Within forty five (45) days after the end of each fiscal quarter, the Company shall deliver to Holder unaudited financial statements (consisting of a balance sheet and a statement of receipts and expenditures) for such fiscal quarter, which financial statements shall be certified as correct by the chief financial officer of the Company;

(b) Within ninety (90) days after the end of each fiscal year, the Company shall deliver to Holder a copy of its financial statements for such fiscal year, which financial statements shall have been audited by the Company's regular certified public accountants; and

(c) The Company shall reserve and set aside a sufficient number of authorized shares of its Common Stock for issuance to Holder upon the exercise of the conversion rights contained in this Debenture.

9. Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested or by telefax transmission with proper evidence of receipt. In the case of the Company, such notice should be addressed to its corporate headquarters, LaserMaster Technologies, Inc., 7090 Shady Oak Road, Eden Prairie, MN 55344, Tel. (612) 941-8687, Fax (612) 941-8652
with copies to "General Counsel, LaserMaster Technologies", at the same address until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder care of Kazuhiko Yoshie, 20 William Street, Wellesley, Massachusetts, Tel. (617) 237-2115, Fax. (617) 237-1046 until a new address shall have been substituted by like notice with copies to Paul F. O'Donnell, III, Esq., Hinckley, Allen & Snyder, One Financial Center, Boston, MA 02111 Tel. (617) 345-9000, Fax. (617) 345-9020.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be executed and delivered by its duly authorized officer as of the date first above written.

LASERMASTER TECHNOLOGIES, INC.                  MARUBENI INTERNATIONAL
                                                ELECTRONICS CORPORATION


By  /s/ Mel Masters                             By: /s/  Hideaki Takagi
   ------------------------                        ------------------------
   Melvin Masters, President                       Hideaki Takagi
                                                   President & CEO

#110479v3

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